RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2003-S11 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S11

       $ 977,593                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated June 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------
560 - 579 ......................              1    $      253,074            0.12%    $   253,074        59.00%
600 - 619 ......................              3         1,216,379            0.57         405,460        51.96
620 - 639 ......................             11         3,320,558            1.55         301,869        61.04
640 - 659 ......................             13         4,590,554            2.15         353,120        60.25
660 - 679 ......................             20         7,615,088            3.56         380,754        60.42
680 - 699 ......................             34        10,517,234            4.92         309,330        58.77
700 - 719 ......................             44        15,293,813            7.15         347,587        60.06
720 - 739 ......................             51        18,001,855            8.42         352,978        58.94
740 - 759 ......................             66        22,446,885           10.49         340,104        59.16
760 - 779 ......................             90        31,343,538           14.65         348,262        57.00
780 - 799 ......................            154        57,479,180           26.87         373,241        57.12
800 or greater .................            116        41,247,352           19.28         355,581        53.78
                                            ---    --------------          ------     -----------        -----
Subtotal with Credit Score .....            603    $  213,325,510           99.72%    $   353,774        57.34%
Not Available ..................              1           593,043            0.28         593,043        73.00
                                            ---    --------------          ------     -----------        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170        57.38%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 760.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.





                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
4.875 - 4.999 ..................              1    $      162,575            0.08%    $   162,575           787        66.00%
5.000 - 5.124 ..................             16         5,678,370            2.65         354,898           751        50.56
5.125 - 5.249 ..................             28        10,990,851            5.14         392,530           774        54.44
5.250 - 5.374 ..................            137        53,806,551           25.15         392,749           763        54.34
5.375 - 5.499 ..................            224        79,769,472           37.29         356,114           759        58.63
5.500 - 5.624 ..................            115        36,848,385           17.23         320,421           759        58.82
5.625 - 5.749 ..................             46        15,904,390            7.43         345,748           756        59.59
5.750 - 5.874 ..................             24         6,980,882            3.26         290,870           747        63.52
5.875 - 5.999 ..................             10         3,158,839            1.48         315,884           738        57.61
6.000 - 6.124 ..................              2           542,568            0.25         271,284           749        57.67
6.125 - 6.249 ..................              1            75,669            0.04          75,669           784        74.00
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760        57.38%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 5.3822% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less ................             20    $    1,404,603            0.66%    $    70,230           745        58.37%
100,001 to 200,000 .............             51         7,087,492            3.31         138,970           749        55.68
200,001 to 300,000 .............             67        15,060,578            7.04         224,785           751        56.14
300,001 to 400,000 .............            227        74,211,519           34.69         326,923           761        57.67
400,001 to 500,000 .............            126        50,729,680           23.71         402,617           761        58.41
500,001 to 600,000 .............             50        24,557,749           11.48         491,155           765        56.43
600,001 to 700,000 .............             39        22,534,409           10.53         577,805           757        60.48
700,001 to 800,000 .............             10         6,764,993            3.16         676,499           741        49.31
800,001 to 900,000 .............              6         4,372,677            2.04         728,780           760        49.09
900,001 to 1,000,000 ...........              8         7,194,852            3.36         899,357           771        57.30
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760        57.38%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
--------------------------------    -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ..................            192    $   66,089,601           30.89%    $   344,217           763
50.01 - 55.00 ..................             70        25,071,615           11.72         358,166           763
55.01 - 60.00 ..................             75        27,942,264           13.06         372,564           763
60.01 - 65.00 ..................             74        28,225,729           13.19         381,429           766
65.01 - 70.00 ..................             79        29,012,688           13.56         367,249           755
70.01 - 75.00 ..................             56        18,075,664            8.45         322,780           751
75.01 - 80.00 ..................             50        17,437,098            8.15         348,742           743
80.01 - 85.00 ..................              2           563,439            0.26         281,719           711
85.01 - 90.00 ..................              5         1,279,922            0.60         255,984           767
90.01 - 95.00 ..................              1           220,532            0.10         220,532           782
                                            ---    --------------          ------     -----------           ---
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 57.38%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Alabama ........................              6    $    2,324,406            1.09%    $   387,401           717        64.64%
Arizona ........................              9         2,384,117            1.11         264,902           763        59.26
California .....................            280       101,209,895           47.31         361,464           764        54.82
Colorado .......................             11         3,499,447            1.64         318,132           757        63.21
Connecticut ....................              5           969,390            0.45         193,878           775        48.17
District of Columbia ...........              7         3,182,367            1.49         454,624           731        47.51
Florida ........................             17         5,101,501            2.38         300,088           749        55.49
Georgia ........................              3         1,374,376            0.64         458,125           773        52.38
Hawaii .........................              2         1,379,047            0.64         689,523           775        49.15
Idaho ..........................              1           523,049            0.24         523,049           793        72.00
Illinois .......................             18         6,374,693            2.98         354,150           763        50.42
Indiana ........................              4         1,043,573            0.49         260,893           766        72.94
Kentucky .......................              3           212,542            0.10          70,847           753        75.33
Louisiana ......................              3           822,122            0.38         274,041           783        66.46
Massachusetts ..................              8         3,215,009            1.50         401,876           747        61.08
Maryland .......................             24        10,333,743            4.83         430,573           776        61.34
Michigan .......................             12         4,962,077            2.32         413,506           756        56.37
Minnesota ......................              4         1,390,934            0.65         347,733           780        63.31
Missouri .......................              4         1,358,656            0.64         339,664           718        63.30
Mississippi ....................              3         1,201,818            0.56         400,606           718        62.63
Montana ........................              3           744,937            0.35         248,312           764        63.13
North Carolina .................              8         3,056,384            1.43         382,048           763        66.97
New Hampshire ..................              1            62,155            0.03          62,155           654        42.00
New Jersey .....................             18         6,054,645            2.83         336,369           762        62.25
New Mexico .....................              4         1,385,868            0.65         346,467           770        63.12
Nevada .........................              6         1,730,494            0.81         288,416           744        59.44
New York .......................             15         3,558,048            1.66         237,203           767        52.24
Ohio ...........................              4           887,633            0.41         221,908           726        64.74
Oklahoma .......................              2           512,127            0.24         256,063           773        74.13
Oregon .........................              4         1,024,017            0.48         256,004           784        70.44
Pennsylvania ...................             10         3,106,362            1.45         310,636           752        65.58
Rhode Island ...................              3           832,783            0.39         277,594           780        50.55
South Carolina .................              3         1,514,261            0.71         504,754           756        40.04
Tennessee ......................              9         3,567,467            1.67         396,385           757        62.15
Texas ..........................             49        17,341,509            8.11         353,908           747        63.20
Utah ...........................              2           566,109            0.26         283,055           731        79.39
Virginia .......................             29        11,084,409            5.18         382,221           756        58.96
Washington .....................              7         2,802,802            1.31         400,400           733        57.66
Wisconsin ......................              2           893,897            0.42         446,948           764        71.17
Wyoming ........................              1           329,885            0.15         329,885           815        13.00
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760        57.38%
                                            ===    ==============          ======


         No more than 2.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Maryland and no more than 1.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Maryland.


                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Purchase .......................             13    $    5,180,475            2.42%    $   398,498           775        62.21%
Rate/Term Refinance ............            470       169,160,416           79.08         359,916           760        57.42
Equity Refinance ...............            121        39,577,662           18.50         327,088           755        56.56
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760        57.38%
                                            ===    ==============          ======





                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation .............            435    $  161,452,322           75.47%    $   371,155           761        58.21%
Reduced Documentation ..........            169        52,466,231           24.53         310,451           754        54.84
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760        57.38%
                                            ===    ==============          ======


         No more than 54.0% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 16.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.





                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ..............            588    $  207,209,118           96.86%    $   352,396           759        57.46%
Second/Vacation ................             16         6,709,435            3.14         419,340           778        54.97
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760        57.38%
                                            ===    ==============          ======


                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Single-family detached .........            464    $  163,199,783           76.29%    $   351,724           759        56.80%
Planned Unit Developments ......            116        43,784,800           20.47         377,455           764        59.39
   (detached)
Condo Low-Rise (less than 5 ....              9         2,231,253            1.04         247,917           716        58.94
   stories)
Two-to-four family units .......              6         1,732,375            0.81         288,729           709        58.82
Townhouse ......................              5         1,329,472            0.62         265,894           796        51.35
Planned Unit Developments ......              3         1,273,031            0.60         424,344           713        64.19
   (attached)
Condo Mid-Rise (5 to 8 stories)               1           367,840            0.17         367,840           807        58.00
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            604    $  213,918,553          100.00%    $   354,170           760        57.38%
                                            ===    ==============          ======



                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
4.620 ..........................              1    $      162,575            0.08%    $   162,575           787        66.00%
4.720 ..........................             16         5,678,370            2.65         354,898           751        50.56
4.845 ..........................             27        10,531,112            4.92         390,041           773        54.15
4.950 ..........................              1           459,739            0.21         459,739           801        61.00
4.970 ..........................            137        53,806,551           25.15         392,749           763        54.34
                                            ---    --------------           -----     -----------           ---        -----
Total ..........................            182    $   70,638,348           33.02%    $   388,123           764        54.08%
                                            ===    ==============          ======


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately1.393358769%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:





                      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                              FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS A-P CERTIFICATES
                                                            --------------------------------------------------
                                                             0%        100%      250%        400%         500%
                                                            ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%        100%         100%
April 2006.............................................      94         89        81          72           67
April 2007.............................................      89         78        64          52           44
April 2008.............................................      82         69        51          36           29
April 2009.............................................      76         59        40          26           18
April 2010.............................................      69         51        31          18           12
April 2011.............................................      62         43        23          12            7
April 2012.............................................      54         35        17           8            5
April 2013.............................................      46         28        13           5            3
April 2014.............................................      38         22         9           3            2
April 2015.............................................      29         16         6           2            1
April 2016.............................................      19         10         3           1            *
April 2017.............................................      10          5         1           *            *
April 2018.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.2        5.6       3.9         2.9          2.4


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                              ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $71,084,098.66        $143,520,744.80
Weighted average mortgage rate .................         5.2105432369%                 5.467%
Weighted average servicing fee rate.............         0.2800000000%                0.3300%
Weighted   average   original   term  to  maturity
   (months) ....................................                 180                    179
Weighted average remaining term
to maturity (months) ...........................                 155                    153

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%             400%            500%
------------------------------         ----             ----            ----             ----            ----
$770,709......................         3.6%             4.8%            7.0%             9.8%            11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                    -----------------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.     BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF         AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS      OF LOANS
                                    -----------------------------------------------------------------------------------------
                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............     159,458    $41,799,848       156,842    $41,837,077       142,330    $38,092,093
Period of Delinquency
  30 to 59 days .................       2,081        485,414         2,147        488,965         1,968        469,058
  60 to 89 days .................         297         66,720           336         72,625           327         75,698
  90 days or more ...............         301         69,148           307         68,860           333         76,136
Foreclosures Pending ............         419        100,940           340         81,219           350         91,964
Total Delinquent Loans ..........       3,098    $   722,221         3,130    $   711,669         2,978    $   712,856
Percent of Loan
    Portfolio ...................       1.943%         1.728%        1.996%         1.701%        2.092%         1.871%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                    --------------------------------------------------------------------------------
                                     BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.    BY DOLLAR
                                      OF         AMOUNT            OF         AMOUNT            OF        AMOUNT
                                     LOANS      OF LOANS          LOANS      OF LOANS          LOANS     OF LOANS
                                    --------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $29,652,506        61,336    $19,562,648       51,674    $17,633,235
Period of Delinquency
  30 to 59 days .................     1,391        350,118           813        202,438          354        101,882
  60 to 89 days .................       256         59,355           180         37,722           80         18,514
  90 days or more ...............       277         67,047           229         51,671           99         22,840
Foreclosures Pending ............       333         80,326           243         58,402          139         31,349
Total Delinquent Loans ..........     2,257    $   556,846         1,465    $   350,233          672    $   174,585
Percent of Loan
    Portfolio ...................     2.155%         1.878%        2.388%         1.790%       1.300%         0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                    -----------------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.     BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF         AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS      OF LOANS
                                    -----------------------------------------------------------------------------------------
                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............      31,572    $ 5,733,023        29,442    $ 5,424,670        26,174    $ 4,923,160
Period of Delinquency
  30 to 59 days .................         476         87,173           481         80,450           436         72,245
  60 to 89 days .................          72         13,317            85         14,464            71         13,138
  90 days or more ...............          68         14,146            57         12,443            64         12,292
Foreclosures Pending ............         113         23,846            87         17,435            79         22,361
Total Delinquent Loans ..........         729    $   138,482           710    $   124,791           650    $   120,036
Percent of Loan
    Portfolio ...................       2.309%         2.416%        2.412%         2.300%        2.483%         2.438%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                    --------------------------------------------------------------------------------
                                     BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.    BY DOLLAR
                                      OF         AMOUNT            OF         AMOUNT            OF        AMOUNT
                                     LOANS      OF LOANS          LOANS      OF LOANS          LOANS     OF LOANS
                                    --------------------------------------------------------------------------------
Total Loan Portfolio ............    20,813    $ 4,388,764        15,134    $ 3,902,833       12,980    $ 3,701,651
Period of Delinquency
  30 to 59 days .................       303         56,489           221         45,326           80         18,542
  60 to 89 days .................        62         12,354            38          7,098           21          4,011
  90 days or more ...............        66         16,163            55          9,585           15          2,980
Foreclosures Pending ............        68         14,099            53         11,232           26          5,253
Total Delinquent Loans ..........       499    $    99,105           367    $    73,241          142    $    30,786
Percent of Loan
    Portfolio ...................     2.398%         2.258%        2.425%         1.877%       1.094%         0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                     AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                    -----------------    -----------------    -----------------    -----------------
                                                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio ............   $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......   $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................   $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....   $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........              0.088%               0.043%               0.031%               0.047%
Gross Loss ......................   $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................              0.014%               0.040%               0.022%               0.017%
Covered Loss ....................   $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................   $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................              0.006%               0.024%               0.009%               0.008%
Excess Recovery .................   $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                       AT OR FOR THE        AT OR FOR THE
                                         YEAR ENDED           YEAR ENDED
                                      DECEMBER 31, 2003    DECEMBER 31, 2004
                                      -----------------    -----------------
Total Loan Portfolio ............     $     19,562,648     $      17,633,235
Average Portfolio Balance .......     $     23,080,737     $      17,999,485
Foreclosed Loans ................     $          9,435     $           2,109
Liquidated Foreclosed Loans .....     $         28,302     $          16,609
Foreclosed Loans Ratio ..........                0.048%                0.012%
Gross Loss ......................     $          5,331     $           2,922
Gross Loss Ratio ................                0.023%                0.016%
Covered Loss ....................     $          4,219     $           1,648
Net Loss ........................     $          1,112     $           1,274
Net Loss Ratio ..................                0.005%                0.007%
Excess Recovery .................     $             18     $              68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                     AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                    -----------------    -----------------    -----------------    -----------------
                                                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio ............   $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......   $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................   $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....   $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........              0.134%               0.051%               0.017%               0.076%
Gross Loss ......................   $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................              0.018%               0.079%               0.032%               0.023%
Covered Loss ....................   $            561     $            895     $          1,202     $            462
Net Loss ........................   $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................              0.009%               0.063%               0.009%               0.013%
Excess Recovery .................   $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                       AT OR FOR THE        AT OR FOR THE
                                         YEAR ENDED           YEAR ENDED
                                      DECEMBER 31, 2003    DECEMBER 31, 2004
                                      -----------------    -----------------
Total Loan Portfolio ............     $      3,902,833     $       3,701,651
Average Portfolio Balance .......     $      4,082,685     $       3,702,764
Foreclosed Loans ................     $          2,051     $             798
Liquidated Foreclosed Loans .....     $          5,319     $           2,680
Foreclosed Loans Ratio ..........                0.053%                0.022%
Gross Loss ......................     $          1,473     $             581
Gross Loss Ratio ................                0.036%                0.016%
Covered Loss ....................     $            884     $             227
Net Loss ........................     $            589     $             353
Net Loss Ratio ..................                0.014%                0.010%
Excess Recovery .................     $              0     $              15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                 APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:18                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL #  4707)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J6M1    25,000,000.00  19,394,389.55     2.500000  %    436,755.23
A-2     76111J6N9     8,652,858.00   8,652,858.00     4.000000  %          0.00
A-3     76111J6P4    60,361,142.00  47,602,772.88     2.767500  %    994,054.88
A-4     76111J6Q2             0.00           0.00     4.732500  %          0.00
A-5     76111J6R0   138,868,000.00  51,411,824.26     5.000000  %    478,251.55
A-6     76111J6S8    77,250,000.00  59,928,663.72     3.000000  %  1,349,573.66
A-7     76111J6T6    40,000,000.00  31,031,023.29     3.500000  %    698,808.37
A-8     76111J6U3             0.00           0.00     5.000000  %          0.00
A-P     76111J6V1     1,372,294.24   1,025,401.24     0.000000  %     13,832.52
A-V     76111J6W9             0.00           0.00     0.091890  %          0.00
R-I     76111J6X7           100.00           0.00     5.000000  %          0.00
R-II    76111J6Y5           100.00           0.00     5.000000  %          0.00
M-1     76111J6Z2     1,778,900.00   1,656,768.21     5.000000  %      7,234.54
M-2     76111J7A6       711,200.00     662,372.00     5.000000  %      2,892.35
M-3     76111J7B4       711,200.00     662,372.00     5.000000  %      2,892.35
B-1     76111J7C2       355,600.00     331,186.00     5.000000  %      1,446.18
B-2     76111J7D0       177,800.00     165,593.00     5.000000  %        723.09
B-3     76111J7E8       355,631.88     331,215.69     5.000000  %      1,446.31

-------------------------------------------------------------------------------
                  355,594,826.12   222,856,439.84                  3,987,911.03
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        40,404.98    477,160.21            0.00       0.00     18,957,634.32
A-2        28,842.86     28,842.86            0.00       0.00      8,652,858.00
A-3       109,783.89  1,103,838.77            0.00       0.00     46,608,718.00
A-4       187,733.44    187,733.44            0.00       0.00              0.00
A-5       214,215.93    692,467.48            0.00       0.00     50,933,572.71
A-6       149,821.66  1,499,395.32            0.00       0.00     58,579,090.06
A-7        90,507.15    789,315.52            0.00       0.00     30,332,214.92
A-8        87,113.13     87,113.13            0.00       0.00              0.00
A-P             0.00     13,832.52            0.00       0.00      1,011,568.72
A-V        17,065.31     17,065.31            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,903.20     14,137.74            0.00       0.00      1,649,533.67
M-2         2,759.88      5,652.23            0.00       0.00        659,479.65
M-3         2,759.88      5,652.23            0.00       0.00        659,479.65
B-1         1,379.94      2,826.12            0.00       0.00        329,739.82
B-2           689.97      1,413.06            0.00       0.00        164,869.91
B-3         1,380.07      2,826.38            0.00       0.00        329,769.38

-------------------------------------------------------------------------------
          941,361.29  4,929,272.32            0.00       0.00    218,868,528.81
===============================================================================













































Run:        04/26/05     10:05:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL #  4707)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     775.775582   17.470209     1.616199    19.086408   0.000000  758.305373
A-2    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-3     788.632741   16.468457     1.818784    18.287241   0.000000  772.164284
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     370.220816    3.443929     1.542587     4.986516   0.000000  366.776887
A-6     775.775582   17.470209     1.939439    19.409648   0.000000  758.305373
A-7     775.775582   17.470209     2.262679    19.732888   0.000000  758.305373
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     747.216750   10.079850     0.000000    10.079850   0.000000  737.136900
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     931.344205    4.066862     3.880600     7.947462   0.000000  927.277343
M-2     931.344202    4.066859     3.880596     7.947455   0.000000  927.277343
M-3     931.344202    4.066859     3.880596     7.947455   0.000000  927.277343
B-1     931.344216    4.066873     3.880596     7.947469   0.000000  927.277343
B-2     931.344216    4.066873     3.880596     7.947469   0.000000  927.277343
B-3     931.344217    4.066874     3.880614     7.947488   0.000000  927.277343

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11 (POOL #  4707)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4707
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       46,370.00
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,731.44

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     218,868,528.81

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          612

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,014,722.98

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.28269900 %     1.34404600 %    0.37153730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.25900800 %     1.35629045 %    0.37840380 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,424,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,963.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.38194757
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              156.40

POOL TRADING FACTOR:                                                61.54997563

Run:        04/26/05     11:15:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL #  4707)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J6M1    25,000,000.00  18,957,634.32     2.500000  %    306,756.48
A-2     76111J6N9     8,652,858.00   8,652,858.00     4.000000  %          0.00
A-3     76111J6P4    60,361,142.00  46,608,718.00     2.880000  %    698,177.74
A-4     76111J6Q2             0.00           0.00     4.620000  %          0.00
A-5     76111J6R0   138,868,000.00  50,933,572.71     5.000000  %          0.00
A-6     76111J6S8    77,250,000.00  58,579,090.06     3.000000  %    947,877.53
A-7     76111J6T6    40,000,000.00  30,332,214.92     3.500000  %    490,810.37
A-8     76111J6U3             0.00           0.00     5.000000  %          0.00
A-P     76111J6V1     1,372,294.24   1,011,568.72     0.000000  %      8,354.42
A-V     76111J6W9             0.00           0.00     0.091671  %          0.00
R-I     76111J6X7           100.00           0.00     5.000000  %          0.00
R-II    76111J6Y5           100.00           0.00     5.000000  %          0.00
M-1     76111J6Z2     1,778,900.00   1,649,533.67     5.000000  %      7,338.05
M-2     76111J7A6       711,200.00     659,479.65     5.000000  %      2,933.74
M-3     76111J7B4       711,200.00     659,479.65     5.000000  %      2,933.74
B-1     76111J7C2       355,600.00     329,739.82     5.000000  %      1,466.86
B-2     76111J7D0       177,800.00     164,869.91     5.000000  %        733.43
B-3     76111J7E8       355,631.88     329,769.38     5.000000  %      1,466.99

-------------------------------------------------------------------------------
                  355,594,826.12   218,868,528.81                  2,468,849.35
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        39,495.07    346,251.55            0.00       0.00     18,650,877.84
A-2        28,842.86     28,842.86            0.00       0.00      8,652,858.00
A-3       111,860.92    810,038.66            0.00       0.00     45,910,540.26
A-4       179,443.56    179,443.56            0.00       0.00              0.00
A-5       212,223.22    212,223.22            0.00       0.00     50,933,572.71
A-6       146,447.73  1,094,325.26            0.00       0.00     57,631,212.53
A-7        88,468.96    579,279.33            0.00       0.00     29,841,404.55
A-8        85,151.37     85,151.37            0.00       0.00              0.00
A-P             0.00      8,354.42            0.00       0.00      1,003,214.30
A-V        16,719.85     16,719.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,873.06     14,211.11            0.00       0.00      1,642,195.62
M-2         2,747.83      5,681.57            0.00       0.00        656,545.91
M-3         2,747.83      5,681.57            0.00       0.00        656,545.91
B-1         1,373.92      2,840.78            0.00       0.00        328,272.96
B-2           686.96      1,420.39            0.00       0.00        164,136.48
B-3         1,374.04      2,841.03            0.00       0.00        328,302.39

-------------------------------------------------------------------------------
          924,457.18  3,393,306.53            0.00       0.00    216,399,679.46
===============================================================================













































Run:        04/26/05     11:15:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL #  4707)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     758.305373   12.270259     1.579803    13.850062   0.000000  746.035114
A-2    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-3     772.164284   11.566675     1.853194    13.419869   0.000000  760.597609
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     366.776887    0.000000     1.528237     1.528237   0.000000  366.776887
A-6     758.305373   12.270259     1.895763    14.166022   0.000000  746.035114
A-7     758.305373   12.270259     2.211724    14.481983   0.000000  746.035114
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     737.136898    6.087922     0.000000     6.087922   0.000000  731.048977
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     927.277344    4.125049     3.863657     7.988706   0.000000  923.152295
M-2     927.277337    4.125042     3.863653     7.988695   0.000000  923.152295
M-3     927.277337    4.125042     3.863653     7.988695   0.000000  923.152295
B-1     927.277351    4.125056     3.863667     7.988723   0.000000  923.152295
B-2     927.277323    4.125028     3.863667     7.988695   0.000000  923.152295
B-3     927.277347    4.125052     3.863658     7.988710   0.000000  923.152295

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11 (POOL #  4707)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4707
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       45,530.44
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,008.45

SUBSERVICER ADVANCES THIS MONTH                                        7,699.82
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     906,119.78

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     216,399,679.45

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          608

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,495,156.83

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.25900800 %     1.36258800 %    0.37665490 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.24695400 %     1.36566165 %    0.38102380 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,424,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,963.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.38183856
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              155.30

POOL TRADING FACTOR:                                                60.85568843

Run:        04/07/05     11:35:27                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL #  4707)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J6M1    25,000,000.00  18,650,877.84     2.500000  %    221,199.83
A-2     76111J6N9     8,652,858.00   8,652,858.00     4.000000  %          0.00
A-3     76111J6P4    60,361,142.00  45,910,540.26     3.000000  %    503,450.81
A-4     76111J6Q2             0.00           0.00     4.500000  %          0.00
A-5     76111J6R0   138,868,000.00  50,933,572.71     5.000000  %          0.00
A-6     76111J6S8    77,250,000.00  57,631,212.53     3.000000  %    683,507.47
A-7     76111J6T6    40,000,000.00  29,841,404.55     3.500000  %    353,919.73
A-8     76111J6U3             0.00           0.00     5.000000  %          0.00
A-P     76111J6V1     1,372,294.24   1,003,214.30     0.000000  %     15,760.02
A-V     76111J6W9             0.00           0.00     0.091617  %          0.00
R-I     76111J6X7           100.00           0.00     5.000000  %          0.00
R-II    76111J6Y5           100.00           0.00     5.000000  %          0.00
M-1     76111J6Z2     1,778,900.00   1,642,195.62     5.000000  %      7,392.55
M-2     76111J7A6       711,200.00     656,545.91     5.000000  %      2,955.52
M-3     76111J7B4       711,200.00     656,545.91     5.000000  %      2,955.52
B-1     76111J7C2       355,600.00     328,272.96     5.000000  %      1,477.77
B-2     76111J7D0       177,800.00     164,136.48     5.000000  %        738.88
B-3     76111J7E8       355,631.88     328,302.39     5.000000  %      1,477.90

-------------------------------------------------------------------------------
                  355,594,826.12   216,399,679.46                  1,794,836.00
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        38,856.00    260,055.83            0.00       0.00     18,429,678.01
A-2        28,842.86     28,842.86            0.00       0.00      8,652,858.00
A-3       114,776.35    618,227.16            0.00       0.00     45,407,089.45
A-4       172,164.53    172,164.53            0.00       0.00              0.00
A-5       212,223.22    212,223.22            0.00       0.00     50,933,572.71
A-6       144,078.03    827,585.50            0.00       0.00     56,947,705.06
A-7        87,037.43    440,957.16            0.00       0.00     29,487,484.82
A-8        83,773.53     83,773.53            0.00       0.00              0.00
A-P             0.00     15,760.02            0.00       0.00        987,454.28
A-V        16,521.53     16,521.53            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,842.48     14,235.03            0.00       0.00      1,634,803.07
M-2         2,735.61      5,691.13            0.00       0.00        653,590.39
M-3         2,735.61      5,691.13            0.00       0.00        653,590.39
B-1         1,367.80      2,845.57            0.00       0.00        326,795.19
B-2           683.90      1,422.78            0.00       0.00        163,397.60
B-3         1,367.93      2,845.83            0.00       0.00        326,824.49

-------------------------------------------------------------------------------
          914,006.81  2,708,842.81            0.00       0.00    214,604,843.46
===============================================================================













































Run:        04/07/05     11:35:27
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL #  4707)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     746.035114    8.847993     1.554240    10.402233   0.000000  737.187121
A-2    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-3     760.597609    8.340644     1.901494    10.242138   0.000000  752.256965
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     366.776887    0.000000     1.528237     1.528237   0.000000  366.776887
A-6     746.035114    8.847993     1.865088    10.713081   0.000000  737.187121
A-7     746.035114    8.847993     2.175936    11.023929   0.000000  737.187121
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     731.048976   11.484432     0.000000    11.484432   0.000000  719.564544
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     923.152294    4.155686     3.846467     8.002153   0.000000  918.996608
M-2     923.152288    4.155681     3.846471     8.002152   0.000000  918.996608
M-3     923.152288    4.155681     3.846471     8.002152   0.000000  918.996608
B-1     923.152288    4.155681     3.846457     8.002138   0.000000  918.996608
B-2     923.152288    4.155681     3.846457     8.002138   0.000000  918.996608
B-3     923.152281    4.155674     3.846477     8.002151   0.000000  918.996608

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:27                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11 (POOL #  4707)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4707
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       45,022.98
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,955.91

SUBSERVICER ADVANCES THIS MONTH                                        2,213.35
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     257,120.43

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     214,604,843.46

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          605

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      820,695.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.24695400 %     1.37202200 %    0.37925740 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.24031100 %     1.37088418 %    0.38246760 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,424,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,963.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.38205897
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              154.20

POOL TRADING FACTOR:                                                60.35094655

Run:        04/25/05     12:25:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL #  4707)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J6M1    25,000,000.00  18,429,678.01     2.500000  %    374,030.22
A-2     76111J6N9     8,652,858.00   8,652,858.00     4.000000  %          0.00
A-3     76111J6P4    60,361,142.00  45,407,089.45     3.200000  %    851,292.77
A-4     76111J6Q2             0.00           0.00     4.300000  %          0.00
A-5     76111J6R0   138,868,000.00  50,933,572.71     5.000000  %          0.00
A-6     76111J6S8    77,250,000.00  56,947,705.06     3.000000  %  1,155,753.39
A-7     76111J6T6    40,000,000.00  29,487,484.82     3.500000  %    598,448.36
A-8     76111J6U3             0.00           0.00     5.000000  %          0.00
A-P     76111J6V1     1,372,294.24     987,454.28     0.000000  %      9,860.82
A-V     76111J6W9             0.00           0.00     0.091627  %          0.00
R-I     76111J6X7           100.00           0.00     5.000000  %          0.00
R-II    76111J6Y5           100.00           0.00     5.000000  %          0.00
M-1     76111J6Z2     1,778,900.00   1,634,803.07     5.000000  %      7,393.29
M-2     76111J7A6       711,200.00     653,590.39     5.000000  %      2,955.82
M-3     76111J7B4       711,200.00     653,590.39     5.000000  %      2,955.82
B-1     76111J7C2       355,600.00     326,795.19     5.000000  %      1,477.90
B-2     76111J7D0       177,800.00     163,397.60     5.000000  %        738.96
B-3     76111J7E8       355,631.88     326,824.49     5.000000  %      1,478.04

-------------------------------------------------------------------------------
                  355,594,826.12   214,604,843.46                  3,006,385.39
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        38,395.16    412,425.38            0.00       0.00     18,055,647.79
A-2        28,842.86     28,842.86            0.00       0.00      8,652,858.00
A-3       121,085.57    972,378.34            0.00       0.00     44,555,796.68
A-4       162,708.74    162,708.74            0.00       0.00              0.00
A-5       212,223.22    212,223.22            0.00       0.00     50,933,572.71
A-6       142,369.26  1,298,122.65            0.00       0.00     55,791,951.67
A-7        86,005.16    684,453.52            0.00       0.00     28,889,036.46
A-8        82,779.97     82,779.97            0.00       0.00              0.00
A-P             0.00      9,860.82            0.00       0.00        977,593.46
A-V        16,386.32     16,386.32            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,811.68     14,204.97            0.00       0.00      1,627,409.78
M-2         2,723.29      5,679.11            0.00       0.00        650,634.57
M-3         2,723.29      5,679.11            0.00       0.00        650,634.57
B-1         1,361.65      2,839.55            0.00       0.00        325,317.29
B-2           680.82      1,419.78            0.00       0.00        162,658.64
B-3         1,361.77      2,839.81            0.00       0.00        325,346.45

-------------------------------------------------------------------------------
          906,458.76  3,912,844.15            0.00       0.00    211,598,458.07
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Run:        04/25/05     12:25:17
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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11(POOL # 4707) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4707
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     737.187120   14.961209     1.535806    16.497015   0.000000  722.225912
A-2    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-3     752.256964   14.103324     2.006019    16.109343   0.000000  738.153640
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     366.776887    0.000000     1.528237     1.528237   0.000000  366.776887
A-6     737.187121   14.961209     1.842968    16.804177   0.000000  722.225912
A-7     737.187121   14.961209     2.150129    17.111338   0.000000  722.225912
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     719.564547    7.185646     0.000000     7.185646   0.000000  712.378901
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     918.996607    4.156096     3.829153     7.985249   0.000000  914.840510
M-2     918.996612    4.156102     3.829148     7.985250   0.000000  914.840510
M-3     918.996612    4.156102     3.829148     7.985250   0.000000  914.840510
B-1     918.996612    4.156102     3.829162     7.985264   0.000000  914.840510
B-2     918.996584    4.156074     3.829134     7.985208   0.000000  914.840510
B-3     918.996605    4.156095     3.829156     7.985251   0.000000  914.840510

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:17                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S11 (POOL #  4707)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4707
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       44,708.75
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,238.22

SUBSERVICER ADVANCES THIS MONTH                                        9,891.06
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,154,167.96

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     211,598,458.08

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          600

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,035,809.04

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.24031100 %     1.37722100 %    0.38070780 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.22334700 %     1.38407385 %    0.38615470 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,424,508.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,963.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.38130810
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.10

POOL TRADING FACTOR:                                                59.50549404